UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 2, 2011

Date of Report (Date of earliest event reported)

RDA HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers

On May 2, 2011, RDA Holding Co. (the “Company”) received from the holders of a majority of the outstanding shares of the Company, in accordance with the bylaws of the Company and the stockholders agreement, dated as of February 19, 2010, between the Company and the holders named therein or bound thereby, a written consent in lieu of a meeting pursuant to which Thomas Williams, President and Chief Executive Officer of the Company and The Reader’s Digest Association, Inc. (“Reader’s Digest”), was elected to serve as a director of the Company.

Mr. Williams was named President and Chief Executive Officer of the Company and Reader’s Digest on April 25, 2011.  Prior to being named President and Chief Executive Officer of the Company and Reader’s Digest, Mr. Williams served as Senior Vice President and Chief Financial Officer of the Company and Reader’s Digest since February 2009.  Before joining the Company, Mr. Williams served as Executive Vice President & Chief Financial Officer for Affinion Group, Inc. since January 2007. Before joining Affinion Group, Mr. Williams spent more than 21 years with AT&T, Inc., where he held a progression of senior financial and officer positions including Chief Financial Officer, AT&T Networks; Chief Financial Officer, AT&T Customer Service; Chief Financial Officer, AT&T Global Networking Technology Services; Vice President Customer Experience & Chief Process Officer, AT&T; and Chief Financial Officer, AT&T Laboratories. Mr. Williams started at AT&T with Bell Laboratories in June 1985.

For information called for by Item 5.02(d) of Form 8-K, reference is made to the Company’s Registration Statement filed on Form S-4, dated October 26, 2010 (as amended) the relevant sections of which are hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/Andrea Newborn
	Name:	Andrea Newborn
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 5, 2011